TERM NOTE

$5,000,000

October __, 2007

New York, New York

FOR VALUE RECEIVED, the undersigned, HOUSE OF TAYLOR JEWELRY, INC., a Nevada corporation (“Borrower”), hereby promises to pay on the Commitment Termination Date to the order of NEW STREAM SECURED CAPITAL, L.P., a Delaware limited partnership (“Lender”) at its offices located at 38C Grove Street, Ridgefield, Connecticut 06877, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION DOLLARS and NO cents ($5,000,000), or such lesser amount as shall be advanced by Lender from time to time, together with interest on the unpaid balance of such amount from the date of this Note.  This Note is the Term Note issued under the Loan and Security Agreement between Borrower and Lender of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the “Agreement”) to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby.  Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement.  This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Term Loan Rate or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the time and in the manner specified in the Agreement.  The outstanding principal and interest under this Note shall be immediately due and payable on the Commitment Termination Date.

Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. To the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF CONNECTICUT.

[SIGNATURE PAGE FOLLOWS]

HOUSE OF TAYLOR JEWELRY, INC.

By:

Name:

Title:

HOTJ Term Note

882210.3